Exhibit 99.1


                                     NOTICE

VIA E-MAIL

To:      Executive Officers and Directors of Hibernia Corporation

From:    Hibernia Corporation

Date:    November 14, 2005

Re:      Extension of Blackout Period

         As you know, in connection with the merger of Hibernia Corporation with Capital One Financial Corporation (the "Merger"), a blackout period has been imposed on participants in the Retirement Security Plan ("RSP"). Under the Sarbanes-Oxley Act of 2002 and applicable SEC regulations, executive officers and directors of Hibernia have also been prohibited from engaging in transactions involving Hibernia equity securities while RSP participants were subject to blackout. Previously, you were furnished with written notice of the blackout restrictions.

         The RSP blackout period was originally scheduled to end on November 28, 2005. Because we believe the exchange of shares of Hibernia common stock held by the RSP for shares of Capital One common stock and/or cash will take longer to complete than anticipated, the RSP blackout period has been extended by one day so that it will now end on November 29, 2005. ACCORDINGLY, THE BLACKOUT PERIOD FOR THE COMPANY'S EXECUTIVE OFFICERS AND DIRECTORS HAS ALSO BEEN EXTENDED ONE DAY AND WILL NOW END ON NOVEMBER 29, 2005. Until the RSP blackout period ends, you cannot trade in or transfer the company's equity securities or exercise options or convert other equity securities.

         If you have any questions about the above information, please contact Cathy Chessin at 713-435-5524 or cchessin@hibernia.com.